Exhibit 99.1

NEWS RELEASE
Southcross Energy	1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201, 214-979-3700

Southcross Energy Partners Reports Third Quarter 2012 Results

and Provides 2013 Guidance

DALLAS, Texas, December 13, 2012 — Southcross Energy Partners, L.P. (NYSE: SXE, “Southcross”), today announced financial and operating results of Southcross Energy LLC, the predecessor of Southcross (the “Predecessor”) for the third quarter of 2012. Southcross closed its initial public offering of common units on November 7, 2012.

Third Quarter 2012 Highlights

•                  Processed natural gas volumes averaged 166,140 million BTU per day during the third quarter 2012, an increase of 42% from third quarter 2011,

•                  NGL production grew due to greater volumes of liquids-rich gas from Eagle Ford shale customers and averaged 8,337 barrels per day during the third quarter 2012, an increase of 101% from third quarter 2011,

•                  Adjusted EBITDA (as defined below) of $3.0 million during the third quarter 2012 was negatively impacted by approximately $3.6 million related primarily to previously-disclosed operating issues at Southcross’ third-party gas processor, and

•                  Key expansion capital expenditure projects continue to proceed well.

2013 Guidance Highlights

•                  For calendar year 2013, Southcross is providing guidance of $58 million to $65 million in Adjusted EBITDA and growth capital expenditures of $100 million to $125 million.

“We are pleased with the successful completion of our initial public offering in November and are encouraged by our progress on our key capital projects, our Bonnie View fractionation facility and our Bee Line gas pipeline,” said David W. Biegler, Southcross’ Chairman, President and Chief Executive Officer.  “We have achieved full operation of Bonnie View which, along with the on-going expansion of the facility expected to be completed in February 2013, will eliminate our partial dependence on the operating performance of our third-party gas processor.  Completion of these key projects will enable us to realize the benefits of our Eagle Ford strategy and, we believe, drive incremental cash flow to benefit our unitholders.”

Predecessor Third Quarter Results

Predecessor Adjusted EBITDA was $3.0 million for the three month period ended September 30, 2012 and $22.3 million for the nine month period ended September 30, 2012, compared to $4.4 million for the three month period ended September 30, 2011 and $20.4 million for the nine month period ended September 30, 2011.  Adjusted EBITDA was negatively impacted by approximately $3.6 million for the three month period ended September 30, 2012 and by $4.4 million for the nine month period ended September 30, 2012 due to reduced gas processing availability primarily related to the previously-disclosed 34-day shut-down at the plant owned and operated by Southcross’ third-party gas processor, as well as the curtailment of gas volumes by the gas processor below Southcross’ contractually-guaranteed amounts during the third quarter 2012.

Gross operating margin (as defined below) totaled $15.1 million for the three month period ended September 30, 2012 and $55.2 million for the nine month period ended September 30, 2012, compared to $13.5 million for the three month period ended September 30, 2011 and $43.8 million for the nine month period ended September 30, 2011.  Net (loss)/income (before deemed dividends on preferred units) was ($4.0) million for the three month period ended September 30, 2012 and $4.1 million for the nine month period ended September 30, 2012, compared to $0.2 million for the three month period ended September 30, 2011 and $4.2 million for the nine month period ended September 30, 2011.

During the three month period ended September 30, 2012, total gas volumes averaged 538,991 million BTU per day (“MMBtu/d”), an increase of 7% compared to 504,170 MMBtu/d during the three month period ended September 30, 2011.  Processed gas volumes averaged 166,140 MMBtu/d during the three month period ended September 30, 2012, an increase of 42% over the three month period ended September 30, 2011 total of 116,605 MMBtu/d.  NGL production for the three month period ended September 30, 2012 averaged 8,337 barrels per day, an increase of 101% from the three month period ended September 30, 2011 total of 4,150 barrels per day, reflecting strong increases in new liquids-rich gas volumes from Eagle Ford shale customers.

Capital Expenditures

For the nine month period ended September 30, 2012, total capital expenditures of $112.5 million were largely the result of the completion of the Woodsboro gas processing facility and the construction of the Bonnie View fractionation facility.  For the nine month period ended September 30, 2011, total capital expenditures were $97.9 million, primarily related to the construction of the Woodsboro gas processing facility, the completion of the McMullen County pipeline extension, and the acquisition of Enterprise Alabama Intrastate, LLC.

Capital and Liquidity

The Predecessor had total outstanding debt of $253.2 million as of September 30, 2012.  Upon closing the initial public offering of common units on November 7, 2012, Southcross assumed Predecessor debt and utilized a portion of the proceeds from the initial public offering to repay outstanding indebtedness.  As of the closing date of the initial public offering, Southcross had total debt of $150.0 million outstanding under its $350 million revolving credit facility which matures in November 2017.

Cash Distributions

Southcross’ partnership agreement provides that, within 45 days after the end of each quarter, Southcross will distribute all available cash to unitholders of record on the applicable record date.  The distribution for the fourth quarter of 2012, payable in the first quarter of 2013, will be pro-rated based upon the November 7, 2012 initial public offering closing date.

2013 Financial Guidance

Southcross is providing its guidance forecast for the fiscal year ending December 31, 2013 for the following items:

•                  Adjusted EBITDA of $58 million to $65 million, and

•                  Expansion capital expenditures of $100 million to $125 million.

Southcross believes that its achievement of this guidance should facilitate distribution growth to its limited partners of at least 10% in 2013.

Conference Call Information

Southcross will hold a conference call on December 13, 2012 at 10:00 AM Central Time (11:00 AM Eastern Time) to discuss its third quarter 2012 financial and operational results. The call can be accessed live over the telephone by dialing (877) 705-6003, or for international callers, (201) 493-6725. A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers, (858) 384-5517. The passcode for the replay is 404534. The replay of the conference call will be available for approximately two weeks following the call.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto Southcross Energy’s website at www.southcrossenergy.com in the Investor’s section. A replay of the webcast will also be available for approximately two weeks following the call.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services for its producer customers. The Partnership also sources, purchases, transports and sells natural gas and NGLs to its power generation, industrial and utility customers. The Partnership’s assets are located in South Texas, Mississippi and Alabama and include three gas processing plants, two fractionation plants and 2,590 miles of pipeline. The Partnership’s South Texas assets are located in or near the Eagle Ford shale region. Southcross Energy Partners, L.P. is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

Forward-Looking Statements

This release includes certain statements concerning expectations for the future that are forward looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause our actual results in future periods to differ materially from anticipated or projected results. Examples include discussion of our 2013 Adjusted EBITDA and growth capital expenditures. An extensive list of the specific risks and uncertainties affecting us is contained in our Rule 424(b)(4) Prospectus filed with the Securities and Exchange Commission on November 2, 2012 and other documents filed from time to time with the Securities and Exchange Commission. Any forward looking statements in this press release are made as of the date of this press release and Southcross undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Use of Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles in the United States, or GAAP. We also present the non-GAAP financial measures of Adjusted EBITDA, gross operating margin and distributable cash flow. We define Adjusted EBITDA as net income, plus interest expense, income tax expense, depreciation and amortization expense, certain non-cash charges such as non-cash equity compensation, unrealized losses on commodity derivative contracts and selected charges and transaction costs that are unusual or non-recurring, less interest income, income tax benefit, unrealized gains on commodity derivative contracts and selected gains that are unusual or non-recurring. We define gross operating margin as the sum of all revenues less the cost of natural gas and NGLs sold. We define distributable cash flow as Adjusted EBITDA plus interest income, less cash paid for interest expense, taxes and maintenance capital expenditures.

We believe that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our results of operations. Reconciliations of Adjusted EBITDA and gross operating margin to net income, the most directly comparable GAAP measure, and distributable cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, are included in this release. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider any of gross operating margin, Adjusted EBITDA or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because gross operating margin, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Contacts:

Southcross Energy Partners, L.P.

Investor Relations

Kristin Hodges, 214-979-3720

investorrelations@southcrossenergy.com

SOUTHCROSS ENERGY LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except for unit information)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Total revenue	$118,150	$135,961	$344,469	$383,450

Expenses:
Cost of natural gas and liquids sold	103,073	122,489	289,277	339,614
Operations and maintenance	8,890	6,471	24,469	16,764
Depreciation and amortization	5,522	3,019	12,860	8,621
General and administrative	3,351	2,498	8,987	6,725
Total expenses	120,836	134,477	335,593	371,724

(Loss) income from operations	(2,686)	1,484	8,876	11,726

Loss on extinguishment of debt	—	—	—	(3,240)
Interest expense	(1,362)	(1,251)	(4,493)	(4,053)
(Loss) income before income tax expense	(4,048)	233	4,383	4,433

Income tax benefit (expense)	7	(34)	(249)	(200)

Net (loss) income	$(4,041)	$199	$4,134	$4,233

Less deemed dividend on:
Redeemable preferred units	(820)	(688)	(2,339)	(835)
Series B redeemable preferred units	(2,038)	—	(3,822)	—
Series C redeemable preferred units	(1,364)	—	(1,423)	—
Preferred units	(3,978)	(3,603)	(11,564)	(10,437)

Net loss attributable to common unitholders	$(12,241)	$(4,092)	$(15,014)	$(7,039)

Net loss per unit—(basic and diluted)	$(10.09)	$(3.36)	$(12.36)	$(5.81)

Weighted average number of common units outstanding	1,213,496	1,216,301	1,214,321	1,211,515

SOUTHCROSS ENERGY LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for unit information)

(Unaudited)

	September 30,	December 31,
	2012	2011
ASSETS

Current assets:
Cash and cash equivalents	$3,893	$1,412
Trade accounts receivable	43,526	41,234
Prepaid expenses	1,404	950
Other current assets	311	561
Total current assets	49,134	44,157

Property, plant and equipment, net	485,041	369,861
Intangible assets, net	1,638	1,681
Other assets	7,850	4,686

Total assets	$543,663	$420,385

LIABILITIES, PREFERRED UNITS AND MEMBERS’ EQUITY

Current liabilities:
Accounts payable	$65,821	$50,439
Interest payable	99	24
Current maturities of long term debt	17,490	17,490
Other current liabilities	6,442	4,983
Total current liabilities	89,852	72,936

Long-term debt	235,673	190,790
Other non-current liabilities	421	21

Total liabilities	325,946	263,747

Commitments and contingencies

Preferred units:
Redeemable preferred units	18,892	16,554
Series B redeemable preferred units	46,622	—
Series C redeemable preferred units	31,423	—
Preferred units	161,819	150,249

Members’ equity:
Common equity—Class A (1,313,445 and 1,415,729 common units authorized and outstanding as of September 30, 2012 and December 31, 2011, respectively)	1,313	1,416
Common equity—Class B (28,639 and 57,279 units authorized and outstanding as of September 30, 2012 and December 31, 2011, respectively)	29	57
Accumulated other comprehensive loss	(559)	—
Accumulated deficit	(41,822)	(11,638)

Total members’ equity	(41,039)	(10,165)

Total liabilities, preferred units and members’ equity	$543,663	$420,385

SOUTHCROSS ENERGY LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Operating activities:
Net income	$4,134	$4,233

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,860	8,621
Compensation expense under accrued liability awards	293	—
Loss on extinguishment of debt	—	3,240
Deferred financing fees amortization	948	713
Gain on sale of property, plant and equipment	—	(522)
Unrealized derivatives loss	222	27
Changes in operating assets and liabilities:
Accounts receivable	(2,292)	(1,942)
Prepaid expenses and other	(198)	(141)
Other non-current assets	(1,598)	(1,620)
Accounts payable	(166)	204
Interest payable	75	(1,779)
Accrued expenses and other liabilities	784	969

Net cash provided by operating activities	15,062	12,003

Investing activities:
Capital expenditures	(112,450)	(76,172)
Acquisition of Enterprise Alabama Intrastate, LLC	—	(21,777)
Sale of property, plant and equipment	—	522

Net cash used in investing activities	(112,450)	(97,427)

Financing activities:
Borrowings under revolving credit facility	88,500	9,500
Repayment of revolving credit facility	(30,500)	(9,500)
Proceeds under long-term debt	—	174,900
Repayment of long-term debt	(13,118)	(122,247)
Financing costs	(2,513)	(2,665)
Repayment of equity note	—	113
Repurchase and retirement of common units	(15,300)	—
Proceeds from issuance of redeemable preferred units	—	15,000
Proceeds from issuance of Series B redeemable preferred units	42,800	—
Proceeds from issuance of Series C redeemable preferred units	30,000	—

Net cash provided by financing activities	99,869	65,101

Increase (decrease) in cash and cash equivalents	2,481	(20,323)
Cash and cash equivalents—beginning of period	1,412	20,323

Cash and cash equivalents—end of period	$3,893	$—

SOUTHCROSS ENERGY AND SUBSIDIARIES

SELECTED FINANCIAL AND OPERATIONAL DATA

(In thousands, except operating data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Financial data:

Adjusted EBITDA	$2,983	$4,446	$22,251	$20,374
Gross operating margin	15,077	13,472	55,192	43,836

Maintenance capital expenditures	1,047	1,238	2,784	2,966
Expansion capital expenditures	39,799	58,829	109,666	94,983

Operating data:

Average throughput volumes of natural gas (MMBtu/d)	538,991	504,170	551,352	454,193

Average volume of NGLs delivered (Bbl/d)	8,337	4,150	8,774	4,669

Average processed volumes of natural gas (MMBtu/d)	166,140	116,605	179,590	112,084

Realized prices on natural gas volumes sold ($/MMBtu)	$2.89	$4.26	$2.62	$4.26

Realized prices on NGL volumes sold ($/gallon)	$0.82	$1.38	$0.93	$1.29

SOUTHCROSS ENERGY AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Reconciliation of gross operating margin to net (loss) income
Gross operating margin	$15,077	$13,472	$55,192	$43,836

Add / (Deduct):
Income tax (expense) benefit	7	(34)	(249)	(200)
Interest expense	(1,362)	(1,251)	(4,493)	(4,053)
Loss on extinguishment of debt	—	—	—	(3,240)
General and administrative expense	(3,351)	(2,498)	(8,987)	(6,725)
Depreciation and amortization expense	(5,522)	(3,019)	(12,860)	(8,621)
Operations and maintenance expense	(8,890)	(6,471)	(24,469)	(16,764)

Net (loss) income	$(4,041)	$199	$4,134	$4,233

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Reconciliation of net (loss) income to Adjusted EBITDA
Net (Loss) Income	$(4,041)	$199	$4,134	$4,233

Add / (Deduct):
Depreciation and amortization expense	5,522	3,019	12,860	8,621
Interest expense	1,362	1,251	4,493	4,053
Unrealized derivatives (gain) loss	—	(57)	222	27
Loss on extinguishment of debt	—	—	—	3,240
Compensation expense under accrued liability awards	147	—	293	—
Income tax (benefit) expense	(7)	34	249	200

Adjusted EBITDA	$2,983	$4,446	$22,251	$20,374

	Twelve Months Ending
	December 31, 2013,
	Low	High
Reconciliation of net income to Adjusted EBITDA
Net Income	$26,500	$33,500

Add:
Interest expense	7,000	7,000
Income tax expense	500	500
Depreciation and amortization expense	24,000	24,000

Adjusted EBITDA	$58,000	$65,000